Household Consumer Loan Trust, 1997-1
Series 1997-1 Owner Trust Calculations
Due Period Ending	Mar 31, 2001
Payment Date	Apr 16, 2001

Calculation of Interest Expense

Index (LIBOR)	5.163750%
Accrual end date, accrual beginning date and days in Interest Period	Apr 16, 2001	Mar 15, 2001	32
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	153,704,774	29,570,724	38,441,941	28,092,188	20,699,507	25,198,107
Previously unpaid interest/yield	0	0	0	0	0
Spread to index	0.125%	0.250%	0.350%	0.650%	1.000%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	5.288750%	5.413750%	5.513750%	5.813750%	6.163750%
Interest/Yield Payable on the Principal Balance	722,583	142,301	188,408	145,174	113,410
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	722,583	142,301	188,408	145,174	113,410
Interest/Yield Paid	722,583	142,301	188,408	145,174	113,410

Summary

Beginning Security Balance	153,704,774	29,570,724	38,441,941	28,092,188	20,699,507	25,198,107
Beginning Adjusted Balance	153,704,774	29,570,724	38,441,941	28,092,188	20,699,507
Principal Paid	3,471,526	667,868	868,228	634,474	467,507	630,679
Ending Security Balance	150,233,249	28,902,857	37,573,714	27,457,714	20,232,000	24,629,034
Ending Adjusted Balance	150,233,249	28,902,857	37,573,714	27,457,714	20,232,000
Ending Certificate Balance as % Participation Interest Invested Amount					7.0000%
Targeted Balance	150,294,854	28,902,857	37,573,714	27,457,714	20,232,000
Minimum Adjusted Balance		16,000,000	20,800,000	15,200,000	11,200,000	13,600,000
Certificate Minimum Balance					2,919,478
Ending OC Amount as Holdback Amount						16,319,402
Ending OC Amount as Accelerated Prin Pmts						8,309,632

Beginning Net Charge offs	0	0	0	0	0	0
Reversals	0	0	0	0	0	0
Charge offs	0	0	0	0	0	0
Ending Net Charge Offs	0	0	0	0	0	0

Interest/Yield Paid per $1000	$1	$3	$3	$3	$3
Principal Paid per $1000	$5	$14	$14	$14	$14